April 30, 2003




Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:        Accesspoint Corporation
           SEC Commission File Number 000-29217
           Response to Form 8-K/A, Item 4 - Change in Accountants

To the Office of the Chief Accountant:

           On April 4, 2003 the Certified Public Accounting firm of Lichter, Weil & Associates withdrew from representation of Accesspoint Corporation. On April 30, 2003 Accesspoint Corporation provided Lichter, Weil with a draft copy of the 8-K/A attached as Exhibit 1. Lichter, Weil & Associates agrees with the Form 8-K/A as attached to the extent it concerns the actions of Lichter, Weil & Associates. Lichter, Weil & Associates is unable to, and does not, make any assertions concerning the registrant's retention of subsequent Certified Public Accountants.

                                  Sincerely,

                           LICHTER, WEIL & ASSOCIATES.





cc:        Accesspoint Corporation